UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 6, 2011

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11512	04-2857552
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27 Drydock Avenue, Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On January 6, 2011, Satcon Technology Corporation (the “Company”) entered into a Rights Agreement (the “Rights Agreement”), dated January 6, 2011, between the Company and American Stock Transfer & Trust Company, LLC, as rights agent.  The Board has adopted the Rights Agreement to protect the Company’s ability to use its net operating losses and certain other tax attributes (collectively, “NOLs”) for federal and state income tax purposes.  If the Company experiences an “ownership change,” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), its ability to use the NOLs for income tax purposes could be limited substantially or lost altogether.  Generally, an “ownership change” relates to the cumulative change in ownership among stockholders with at least a 5% ownership interest in the Company of more than 50% over a rolling three-year period.  The Rights Agreement is intended to act as a deterrent to any person or group from becoming or obtaining, without the approval of the Board, more than 4.99% of the Company’s outstanding Common Stock and thereby potentially impairing the value of the NOLs.

On January 6, 2011, the Board declared a dividend distribution of one preferred share purchase right (the “Rights”) for each outstanding share of the Company’s common stock, par value $0.01 per share (the “Common Stock”) under the terms of the Rights Agreement.  The dividend is payable to the stockholders of record as of the close of business on January 18, 2011 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Series A Preferred Stock”) at a price of $29.00 per one one-thousandth of a share of Series A Preferred Stock (the “Purchase Price”), subject to adjustment.  A Certificate of Designation creating the Series A Preferred Stock was filed with the State of Delaware on January 7, 2011, and describes the relative rights and preferences of the Series A Preferred Stock.  The description and terms of the Rights are set forth in the Rights Agreement.

The Rights, unless earlier redeemed by the Board, become exercisable upon the close of business on the day (the “Distribution Date”) which is the earlier to occur of (i) the tenth business day following a public announcement that a person or group of affiliated or associated persons (subject to certain exceptions set forth in the Rights Agreement) has acquired beneficial ownership (subject to certain exceptions set forth in the Rights Agreement) of 4.99% or more of the Common Stock (an “Acquiring Person”) and (ii) the tenth business day (or such later date as may be specified by the Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) after the commencement or public announcement of an intention to make a tender or exchange offer, the consummation of which would result in the person or group (subject to certain exceptions set forth in the Rights Agreement) becoming an Acquiring Person.

Among other exceptions, an Acquiring Person does not include any person or group who beneficially owned 4.99% or more of the Common Stock on the date the adoption of the Rights Agreement was first publicly announced (an “Existing Holder”), unless the Existing Holder becomes the beneficial owner of an additional 0.2% of the outstanding Common Stock and such increase results in the Existing Holder becoming the beneficial owner of 4.99% or more of the Common Stock then outstanding.  The Rights Agreement includes a procedure whereby the Board will consider requests to exempt certain proposed acquisitions of Common Stock from the Acquiring Person ownership trigger if the Board determines that the requested acquisition will not jeopardize the availability of the NOLs to the Company.

The Rights Agreement provides that until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the Rights will be transferred with and only with the Common Stock.  Promptly after the Record Date, the Company shall send to each record holder as of the Record Date a copy of the Summary of Rights included as an exhibit to the Rights Agreement.  Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), new Common Stock certificates issued after the close of business on the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference, and the Company will deliver a notice to that effect upon the transfer or new issuance of book entry shares.  Until the Distribution Date (or earlier redemption, exchange, termination or expiration of the Rights), the surrender for transfer of any certificates for Common Stock or any book entry shares, with or without such notation, notice or a copy of the Summary of Rights, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate or the book entry shares.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

Exercisability; Exercise Price; Adjustments

The Rights are not exercisable until the Distribution Date.  The Rights will expire upon the earliest of the close of business on January 6, 2014 (unless that date is advanced or extended by the Board), the time at which the Rights are redeemed or exchanged under the Rights Agreement, or the time at which the Board determines that the tax benefits are fully utilized or no longer available under Section 382 of the Code.  Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

Once exercisable, each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Preferred Stock, at the Purchase Price of $29.00 per one one-thousandth of a share of Preferred Stock, subject to adjustment.

The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, cash, securities or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional shares of Preferred Stock or Common Stock will be issued (other than fractions of Preferred Stock which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof an adjustment in cash will be made based on the current market price of the Preferred Stock or the Common Stock.

Preferred Stock Provisions

Shares of Preferred Stock purchasable upon exercise of the Rights will not be redeemable.  Each share of Preferred Stock purchasable upon exercise of the Rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $1.00 per share, or (b) an amount equal to 1,000 times the dividend, if any, declared per share of Common Stock.  In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of the greater of (i) $1.00 per whole share (plus any accrued but unpaid dividends), and (ii) an amount equal to 1,000 times the payment made per share of Common Stock.  Each share of Preferred Stock will have 1,000 votes and will vote together with the Common Stock.  Finally, in the event of any merger, consolidation or other transaction in which Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock.  These rights are protected by customary antidilution provisions.  Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of one one-thousandth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

Flip-In, Flip-Over Rights

In the event that a person or group becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of the Right. This is the so-called “flip-in” provision.

In the event that, after a person has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions are required to be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring, which will have become void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times then current Purchase Price of the Right.  This is the so-called “flip-over” provision.

Exchange

At any time after a Person becomes an Acquiring Person and prior to the earlier of (i) one of the events described in the previous paragraph or (ii) the acquisition by such Acquiring Person of 50% or more of the outstanding Common Stock, the Board may cause the Company to exchange the Rights (other than Rights owned by an Acquiring Person which will have become void), in whole or in part, for Common Stock or Preferred Stock (or a series of the Company’s preferred stock having equivalent rights, preferences and privileges) at an exchange ratio of one share of Common Stock, or fraction of a share of Preferred Stock (or a series of the Company’s preferred stock having equivalent rights, preferences and privileges) equivalent in value thereto, per Right (subject to adjustment).

Redemption

The Rights may be redeemed in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”) by the Board at any time prior to the time that an Acquiring Person has become such.  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.  Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment

Any of the provisions of the Rights Agreement may be amended by the Board for so long as the Rights are then redeemable, and after the Rights are no longer redeemable, the Company may amend or supplement the Rights Agreement in any manner that does not adversely affect the interests of the holders of the Rights (other than an Acquiring Person or an affiliate or associate of an Acquiring Person).

Interpretation; Board Approvals

The Board has the exclusive power and authority to administer the Rights Agreement and to exercise all rights and powers granted to the Board or to the Company, or as are necessary or advisable in the administration of the Rights Agreement, including the power to decide to redeem the Rights and to amend or supplement the Rights Agreement.  All such actions, calculations, interpretations and determinations made by the Board in good faith are final, conclusive and binding on the parties (including the holders of Rights), and do not subject any member of the Board to any liability to the holders of Rights.

Expiration

The Rights will expire on January 6, 2014, unless this date is extended or the Rights are earlier redeemed or exchanged by the Company, in each case as provided in the Rights Agreement.

This description of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference to Exhibit 4.1 of this Current Report on Form 8-K.

Item 3.03               Material Modification to Rights of Security Holders.

The information contained in Item 1.01 above is incorporated into this Item 3.03 by reference.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained in Item 1.01 above is incorporated into this Item 5.03 by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.1

Certificate of Designation of Series A Junior Participating Preferred Stock is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A (File No. 001-11512) filed with the SEC on January 7, 2011.

4.1

Rights Agreement, dated as of January 6, 2011, between Satcon Technology Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent, is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A (File No. 001-11512) filed with the SEC on January 7, 2011.

99.1	Press release issued by Satcon Technology Corporation on January 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: January 7, 2011	By:	/s/ Donald R. Peck
Donald R. Peck
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1

Certificate of Designation of Series A Junior Participating Preferred Stock is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-A (File No. 001-11512) filed with the SEC on January 7, 2011.

4.1

Rights Agreement, dated as of January 6, 2011 between Satcon Technology Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent, is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A (File No. 001-11512) filed with the SEC on January 7, 2011.

99.1	Press release issued by Satcon Technology Corporation on January 7, 2011.